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MOSS ADAMS LLP
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CERTIFIED PUBLIC ACCOUNTANTS                                        EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Geographics, Inc. of our report dated May 7, 1999 incorporated by reference in the Annual Report on Form 10K of Geographics, Inc. for the fiscal year ended March 31, 1999.


/s/ Moss Adams LLP

Bellingham, Washington
June 28, 1999